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Exhibit 5.1

[VINSON & ELKINS L.L.P. LETTERHEAD]

September 15, 2004

MarkWest Energy Partners, L.P.
155 Inverness Drive West, Suite 200
Englewood, Colorado 80112

Ladies and Gentlemen:

        We have acted as counsel to MarkWest Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the proposed offering and sale by the Partnership of 2,000,000 common units representing limited partner interests of the Partnership (the "Common Units") and the offering and sale of 157,395 Common Units by certain selling unitholders (the "Selling Unitholders") pursuant to an underwriting agreement, dated as of September 15, 2004, among the Partnership, MarkWest Energy GP, L.L.C., a Delaware limited liability company, MarkWest Energy Operating Company, L.L.C, a Delaware limited liability company, the Selling Unitholders and the underwriters named on Schedule I thereto (the "Underwriters"). The Underwriters have the option to purchase up to 323,609 additional units to cover over-allotments, if any, from the Partnership.

        We refer to the registration statement on Form S-3, as amended (Registration No. 333-116680), with respect to the Common Units being sold by the Partnership and the Selling Unitholders (the "Registration Statement"), as filed by the Partnership with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"). The prospectus supplement dated September 16, 2004 (the "Prospectus Supplement"), which together with the prospectus (the "Prospectus") filed with the Registration Statement, has been filed pursuant to Rule 424(b) promulgated under the 1933 Act.

        As the basis for the opinion hereinafter expressed, we examined such statutes, including the Delaware Revised Uniform Limited Partnership Act, corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion, including, but not limited to, the Underwriting Agreement, dated September 15, 2004, by and among the Partnership, the Selling Unitholders, the Underwriters and the other parties thereto. In such examination, we assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

        In connection with this opinion, we have assumed that all Common Units will be issued and sold in the manner stated in the Prospectus Supplement, the Prospectus and the Underwriting Agreement.

        Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Common Units, when issued and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable except as described in the Prospectus Supplement and the Prospectus.

        The opinions expressed herein are limited exclusively to the federal laws of the United States of America and the Revised Uniform Limited Partnership Act of the State of Delaware and the Constitution of the State of Delaware, each as interpreted by the courts of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

        We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Current Report on Form 8-K of the Partnership dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statements and to the reference to our Firm under the heading "Legal Matters" in the Prospectus Supplement and the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ Vinson & Elkins L.L.P. Vinson & Elkins L.L.P.

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  Exhibit 5.1